Exhibit 99.1

Remaining investor option expires on June 30, 2023

Company assets are free and clear with the exception of $7.3M outstanding debt

BREA, Calif., June 21, 2023– via InvestorWire – Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, announces today an investor financing moratorium for the balance of 2023 and that the Company has sufficient capital on hand for at least the next 12 months. Remaining investor option expires on June 30, 2023. Company assets are unencumbered with the exception of $7.3 million outstanding debt.

The Company continues to trade at a steep discount to its current cash position of $135 million or $0.38 per share as of June 13, 2023. As of its most recently filed Form 10-Q on March 31, 2023, the Company’s book value was $2.08 per share.

Since March 31, 2023, the Company’s stock has declined over 95% from $3.25 per share to $0.16 per share on June 20, 2023. The Company's common stock trades at a discount to our cash value per common share of $0.38 as of June 13, 2023.

Despite the decline in stock price, management believes the Company has already met or is positioned to meet the previously announced objectives.

As per the Company’s last reported financial position on March 31, 2023, it had $86.7 million of cash available for operations and $0.68 of cash value per share. Mullen’s book value per share was $2.08 on March 31, 2023. The Company has sufficient capital on hand for at least the next 12 months.

The Company would like to highlight two completed acquisitions that added valuable, unencumbered assets to the balance sheet totaling $253 million for majority ownership in Bollinger Motors and certain assets related to Electric Last Mile Solutions (“ELMS”).

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen’s EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of Electric Last Mile Solutions’ (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

 Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to: whether the stock will continue to decline; the resultant impact on the Company due to the significantly diminished stock value; whether the Company will meet its previously announced objectives and, depending on various initiatives undertaken by the Company, whether the Company’s current capital on hand will suffice for the next 12 months. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

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